UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: May 25, 2010
Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	0-12055	34-1371693

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

20 South Broad Street, P.O. Box 555, Canfield Ohio	44406-05555

(Address of principal executive offices)	(Zip Code)
(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On May 25, 2010, the Board of Directors of Farmers National Bank Corp. (the “Company”) appointed John S. Gulas as President and Chief Executive Officer of both the Company and its wholly-owned subsidiary, Farmers National Bank of Canfield (the “Bank”), effective July 1, 2010. Mr. Gulas will succeed Frank L. Paden, who will remain as executive chairman of the Board of Directors of the Company and the Bank. In addition, Mr. Gulas was elected as an additional member of the Company’s Board of Directors effective July 1, 2010.
     Other than as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2010 (the “Annual Report”), and the Company’s Definitive Proxy Statement for the 2010 Annual Meeting of Shareholders filed with the SEC on March 17, 2010 (the “Proxy Statement”), each of which is incorporated herein by reference, there are no arrangements or understandings between Mr. Gulas and any other person pursuant to which Mr. Gulas was appointed to serve as President and Chief Executive Officer or as a director. There are no family relationships between Mr. Gulas and any director or executive officer of the Company. Mr. Gulas, as well as members of his family with which he is associated, are customers of and have banking transactions with the Bank in the ordinary course of business. All loans and commitments to lend money extended to such parties were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank. In the opinion of management, such loans and commitments do not involve more than a normal risk of collectability or present other unfavorable features.
     Biographical and other information with respect to Mr. Gulas required to be disclosed in response to Item 5.02 of Form 8-K is contained in the Annual Report and the Proxy Statement, and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated May 27, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.
By:	/s/ Carl D. Culp
Carl D. Culp
Executive Vice President and Treasurer

Date: May 27, 2010